NOTICE OF GUARANTEED DELIVERY FOR
TENDER OF ALL ISSUED ORDINARY SHARES
OF
PACIFIC INTERNET LIMITED
(Singapore company registration no. 199502086C)
AT
US$10.00 NET PER SHARE
PURSUANT TO THE OFFER TO PURCHASE
DATED 2 May 2007
BY
CONNECT HOLDINGS LIMITED
(Bermuda company registration no. 38611)
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON 7 JUNE 2007, 12:00 NOON, SINGAPORE TIME, ON 7 JUNE 2007, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Purchase (as defined below)) if certificates representing ordinary shares of Pacific Internet Limited (PacNet), a Singapore company (the Shares, and each a Share), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach The Bank of New York (the Depositary) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

The Bank of New York

By Hand or Overnight Delivery:	By Mail:
The Bank of New York Tender and Exchange Department 101 Barclay Street Receive & Delivery Window-Street Level New York, N.Y. 10286	The Bank of New York Tender and Exchange Department P.O. Box 11248 Church Street Station New York, N.Y. 10286-1248

By Facsimile Transmission (For Eligible Institutions Only):
Facsimile Transmission:
(212) 815 — 6433
To Confirm Facsimile Transmissions (For Eligible Institutions Only):
Confirm Receipt of Facsimile
By Telephone: (212) 815-6212

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Connect Holdings Limited, a Bermudan company (Purchaser), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated 2 May 2007, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the Offer to Purchase), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s): _ _

Number of Shares Tendered: _ _

Certificate Number(s) (if available): _ _
                             (Please Print)

Address(es): _ _
(Zip Code)

☐  Check if securities will be tendered by book-entry transfer

Name of Tendering Institution: _ _

Area Code and Telephone No.(s): _ _

Signature(s): _ _

Account No.: _ _

Transaction Code No.: _ _

Dated: _ _, 2007

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the Book-Entry Transfer Facility), in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _ _

Address: _ _

(Zip Code)

Area Code and Tel. No. _ _

(Authorised Signature)

Name: _ _

(Please Type or Print)

Title: _ _

Dated: _ _, 2007

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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